    As filed with the Securities and Exchange Commission on February 4, 1997
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------
                                    FORK S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                         COUNTRY STAR RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

                            -----------------------

        Delaware                                                 62-1536550
-----------------------------                           ------------------------
(State or other juris-                                     (I.R.S. Employer
 diction of incorpora-                                      identification
 tion or organization)                                           number)

1115 SANTA MONICA BOULEVARD
       SUITE 650
LOS ANGELES, CALIFORNIA                                           90025
-----------------------                                           -----
 (Address of Principal                                          (Zip Code)
   Executive Offices)

                            -----------------------
                      1994 NON-QUALIFIED STOCK OPTION PLAN
                            -----------------------


                               ROBERT J. SCHUSTER
                             CHIEF EXECUTIVE OFFICER
                         COUNTRY STAR RESTAURANTS, INC.
                          11150 SANTA MONICA BOULEVARD
                                    SUITE 650
                          LOS ANGELES, CALIFORNIA 90025
                                 (310) 268-2200
                          (Name, address and telephone
                          number, including area code,
                              of agent for service)

                            -----------------------

                                    COPY TO:

                           Clifford A. Brandeis, Esq.
                          Zukerman Gore & Brandeis, LLP
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 223-6700

                            -----------------------

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--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                           Proposed     Proposed
                                           maximum      maximum
                             Amount        offering     aggregate    Amount of
 Title of securities         to be         price per    offering    registration
 to be registered           registered     Share(1)     Price(1)        fee
--------------------------------------------------------------------------------
 Common stock,               450,000       $.96875      $435,937.50   $136.37
 par value
 $.001 per  share

----------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c), based on the average of the Common Stock's closing bid price, which was $.875, and closing asked price, which was $.96875, on January 31, 1997.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


    The documents constituting the Prospectus of Country Star Restaurants, Inc., a Delaware corporation (the "Registrant") with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to employees and consultants, on the written or oral request of any such persons, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to Mr. Peter R. Feinstein, President, Country Star Restaurants, Inc., 11150 Santa Monica Boulevard, Suite 650, Los Angeles, CA 90025. Telephone requests may be directed to (310) 268-2200.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement by reference:

     A. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

     B. All other reports filed by the Registrant pursuant to Sections 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995; and

     C. Description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's registration statement filed by the Registrant under Section 12 of the Exchange Act, as amended by all subsequent amendments and reports filed for the purpose of reporting such description.

    Any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto, which either indicates that all securities offered hereto have been sold or deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof or thereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mr. Peter R. Feinstein, President, Country Star Restaurants, Inc., 11150 Santa Monica Boulevard, Los Angeles, CA 90025. Telephone requests may be directed to
(310) 268-2200.

Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel

    Zukerman Gore & Brandeis, LLP, counsel to the Registrant, is opining that the shares of Common Stock being registered under this Registration Statement are duly authorized and, when issued as contemplated herein, will be validly issued, fully paid and nonassessable. Zukerman Gore & Brandeis, LLP is the beneficial owner of 40,000 non-qualified stock options, although none of the shares of Common Stock issuable upon the exercise of such options are being registered pursuant to this Registration Statement.

Item 6. Indemnification of Directors and Officers

    Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

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    Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any person, including any officer or director, who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believes to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.


    The Registrant intends to amend its Certificate of Incorporation to provide for indemnification of personal liability of the Directors of the Corporation to the fullest extent permitted by paragraph "7" of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware.


    Article X of the By-Laws of the Registrant ("By-Laws"), which is set forth below in its entirety, provides for indemnification of officers, directors, employees and agents substantially to the extent permitted under the Delaware General Corporation Law.

    Article X of the By-Laws provides as follows:

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                                   "ARTICLE X"

                                 INDEMNIFICATION

    Section 10.1. Indemnification. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit, (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under subsections (a) through (f) of Section 145 of General Corporation Law of the State of Delaware of the indemnification provisions of any successor statute and (c) advance reasonable and necessary expenses in connection with such actions or suits, and not seek reimbursement of such expenses unless there is a specific determination that the officer or director is not entitled to such indemnification. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such persons may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The Registrant has entered into an Indemnification Agreement with each of its Directors and any officer, employee, agent or fiduciary designated by the Board of Directors (the "Indemnified Party") which provides that the Registrant indemnify the Director or other party thereto to the fullest extent permitted by applicable law. The agreement includes indemnification, to the extent permitted by applicable law, against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the

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    Indemnified Party in connection with any civil or criminal action or administrative proceeding arising out of the Indemnified Party's performance of his duties as a Director or officer of the Registrant. Such indemnification is available if the Indemnified Party acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

    Under the Indemnification Agreement, the entitlement of an Indemnified Party to indemnification will be determined by a majority vote of a quorum of disinterested Directors, or if such quorum is not obtainable, either by independent counsel or by the stockholders of the Registrant, as determined by such disinterested Directors. If a change of control of the Registrant has occurred, the entitlement of such Indemnified Party shall be determined by independent counsel to the Registrant, unless such Indemnified Party requests that either the Board or the stockholders make such determination.

    Each Indemnification Agreement will require the Registrant to advance litigation expenses at the request of the Indemnified Party who is a party thereto whether prior to or after final resolution of a proceeding, provided that he undertakes to repay such advances if it is ultimately determined that he is not entitled to indemnification for his expense. The advance of litigation expenses will thereby be mandatory upon satisfaction of certain conditions by the Indemnified Party.

    Provided that it can do so at a reasonable expense, the Registrant intends to obtain officers' and directors' liability insurance from the net proceeds hereof allocated to working capital which insurance would provide for a maximum of $3,000,000 of coverage, subject to a corporate reimbursement per occurrence payable by the Registrant. There can be no assurance, however, that such insurance, or any similar coverage, will be available to the Registrant, or if available, will be on terms and conditions acceptable to the Registrant. Any payments made by the Registrant under an Indemnification Agreement which are not covered by the insurance policy may have an adverse impact on the Registrant's earnings.

    Under the Indemnification Agreement, the entitlement of a director or officer to indemnification will be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by the stockholders of the Registrant, as determined by such disinterested directors. If a change of control of the Registrant has occurred, the entitlement of such director or

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officer to indemnification shall be determined by independent counsel selected by such director, unless such director or officer requests that either the Board or the stockholders make such determination.

Item 7. Exemption from Registration Claimed

    Not applicable.

Item 8. Exhibits

 Number                    Description
 ------                    -----------
 * 3.1      Certificate of the Incorporation of the Registrant

 * 3.2      By-laws of the Registrant

   5 Opinion of Zukerman Gore & Brandeis regarding the legality of the Common Stock being registered

  24 Consent of Zukerman Gore & Brandeis (included in their opinion filed as Exhibit 5.1)

 **10       1994 Non-Qualified Stock option Plan


Item 9. Undertakings

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

----------
* Filed as an exhibit to Registration Statement on Form SB-2, Registration Statement No. 33-67526-A.

**   To be filed by amendment.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated herein by reference.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on February 3, 1997.

                                              COUNTRY STAR RESTAURANTS, INC.


                                           By: /s/ Peter R. Feinstein
                                               --------------------------------
                                              Peter R. Feinstein,
                                              President, Treasurer and
                                              Director

    In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature                   Title                              Date
---------                   -----                              ----


/s/ Robert J. Schuster      Chairman of the                    February 3, 1997
-------------------------   Board of Directors,
Robert J. Schuster          Chief Executive
                            Officer, Secretary
                            and Chairman of
                            Executive Committee

/s/ Peter R. Feinstein      President, Treasurer               February 3, 1997
------------------------    and Director
Peter R. Feinstein



/s/ David Michael Talla     Director                           February 3, 1997
------------------------
David Michael Talla


/s/ Arthur Guglielmi        Director                           February 3, 1997
------------------------
Arthur Guglielmi

                                  EXHIBIT INDEX


Exhibit                                                         Sequentially
Number            Exhibit                                       Numbered Page
-------           -------                                       -------------

3.1               Certificate of the Incorporation              Incorporated by
                  of the Registrant                             Reference

3.2               By-laws of the Registrant                     Incorporated by
                                                                Reference

5                 Opinion of Zukerman Gore &                    Filed herewith
                  Brandeis, LLP regarding the
                  legality of the Common Stock
                  being registered

24                Consent of Zukerman Gore & Brandeis,          Filed herewith
                  LLP (included in their opinion
                  filed as an Exhibit 5)

**10              1994 Non-Qualified Stock Option Plan          To be filed
                                                                by amendment